Exhibit 10.61

PATRIOT COAL CORPORATION

401(k) RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2010)

WHEREAS, Patriot Coal Corporation (“Company”) adopted the Patriot Coal Corporation 401(k) Retirement Plan (“Plan”) effective November 1, 2007; and

WHEREAS, the Company reserved the right to amend the Plan, by a resolution adopted by action of the Board of Directors of the Company, pursuant to Section 17.1 thereof; and

WHEREAS, the Company has determined that it is necessary and desirable to amend and restate the Plan prior to submission of a determination letter request to the Internal Revenue Service;

NOW, THEREFORE, effective January 1, 2010, except as otherwise set forth herein, the Plan is hereby amended and restated to read as follows:

PATRIOT COAL CORPORATION 401(k) RETIREMENT PLAN

SECTION 4 - CONTRIBUTIONS		9

4.1.	Matched Payroll Reduction Contributions	9
4.2.	Unmatched Payroll Reduction Contributions	9
4.3.	Maximum Payroll Reduction Contribution	9
4.4.	Employer Matching Contributions	10
4.5.	Performance Contributions	10
4.6.	Elections	10
4.7.	Changes In And Suspension Of Payroll Reductions	10
4.8.	Tax Deductions	11
4.9.	Rollover Contributions And Transfers	12
4.10.	Retirement Contributions	12
4.11.	Transition Contributions	13

SECTION 5 - LOANS AND WITHDRAWALS		15

5.1.	Loans	15
5.2.	Withdrawals	15

SECTION 6 - DISTRIBUTIONS OF EXCESS AMOUNTS		19

6.1.	Distribution Of Excess Elective Deferrals	19
6.2.	Limitations On Pre-Tax Contributions For Highly Compensated Employees	19
6.3.	Limitations On Matching Contributions For Highly Compensated Employees	21
6.4.	Definitions And Special Rules	22

SECTION 7 - ALLOCATION AND ACCOUNTS		23

7.1.	Establishment Of Accounts	23
7.2.	Allocation of Employer Contributions	23
7.3.	Allocation Of Earnings Or Losses	23

SECTION 8 - INVESTMENT OF ACCOUNTS		24

8.1.	Investment Funds	24
8.2.	Participant’s Selection Of Investment Fund	24
8.3.	Transfers Between Investment Funds	24
8.4.	Custody, Registration and Voting of Securities	25
8.5.	Distributions in Kind	25

SECTION 9 - DISTRIBUTIONS AT RETIREMENT		26

9.1.	Normal Retirement Distributions	26
9.2.	Optional Method Of Distribution	26
9.3.	Required Minimum Distributions	26
9.4.	Required Beginning Date	30

SECTION 10 - DISTRIBUTIONS AT DISABILITY		31

10.1.	Distributions Upon Disability	31
10.2.	Determination Of Disability	32
10.3.	Notification Of Eligibility To Receive And Consent To Disability Benefits	32

SECTION 11 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)		34

11.1.	Distributions Upon Termination Of Employment	34
11.2.	Determination Of Vested Portion	35
11.3.	Notification Of Eligibility To Receive And Consent To Vested Benefits	35

SECTION 12 - DISTRIBUTIONS AT DEATH		36

12.1.	Distributions Upon Death	36
12.2.	Distribution To Spouse	36
12.3.	Designation Of Beneficiary	36
12.4.	Beneficiary Not Designated	36
12.5.	Spousal Consent To Designation Of Beneficiary	36

SECTION 13 - LEAVES OF ABSENCE AND TRANSFERS		37

13.1.	Military Leave Of Absence	37
13.2.	Maternity Or Paternity Absence	39
13.3.	Other Leaves Of Absence	39
13.4.	Transfers	39
13.5.	Acquisition of Assets	40

SECTION 14 - TRUSTEE		41

SECTION 15 - ADMINISTRATION		42

15.1.	Plan Administrator	42
15.2.	Construction	42
15.3.	Delegation By The Plan Administrator	42
15.4.	Duties Of The Plan Administrator	42
15.5.	Records Of The Plan Administrator	42
15.6.	Committee	42
15.7.	Decisions By The Committee	43
15.8.	Meetings Of The Committee	43
15.9.	Expenses	43

SECTION 16 - CLAIM PROCEDURE		44

16.1.	Claim	44
16.2.	Claim Decision	44
16.3.	Request For Review	45
16.4.	Review Of Decision	45
16.5.	Disability Determinations	46
16.6.	Venue of Litigation	47

SECTION 17 - AMENDMENT AND TERMINATION		48

17.1.	Amendment	48
17.2.	Termination; Discontinuance Of Contributions	48

SECTION 18 - MISCELLANEOUS		49

18.1.	Participants’ Rights	49
18.2.	Spendthrift Clause	49

18.3.	Delegation Of Authority By Employer	49
18.4.	Distributions To Minors	49
18.5.	Construction Of Plan	49
18.6.	Gender, Number And Headings	50
18.7.	Separability Of Provisions	50
18.8.	Diversion Of Assets	50
18.9.	Service Of Process	50
18.10.	Merger	50
18.11.	Benefit Limitation	50
18.12.	Commencement Of Benefits	52
18.13.	Qualified Domestic Relations Order	53
18.14.	Written Explanation Of Rollover Treatment	55
18.15.	Leased Employees	55
18.16.	Special Distribution Option	55
18.17.	Waiver Of 30-Day Period	57
18.18.	Construction Of Plan	57
18.19.	General Fiduciary Standard of Conduct	57
18.20.	Effect of a Mistake	57

SECTION 19 - TOP-HEAVY DEFINITIONS		58

19.1.	Accrued Benefits	58
19.2.	Beneficiaries	58
19.3.	Determination Date	58
19.4.	Former Key Employee	58
19.5.	Key Employee	58
19.6.	Non-Key Employee	59
19.7.	Permissive Aggregation Group	59
19.8.	Required Aggregation Group	59
19.9.	Top-Heavy Compensation	59
19.10.	Top-Heavy Group	59

SECTION 20 - TOP-HEAVY RULES		60

20.1.	Special Top-Heavy Rules	60

EXHIBIT A		61

PATRIOT COAL CORPORATION 401(k) RETIREMENT PLAN

SECTION 1 - NAME OF PLAN

This Plan shall be known as the “Patriot Coal Corporation 401(k) Retirement Plan.” The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.

SECTION 2 - DEFINITIONS

2.1.	Board.

“Board” means the board of directors of the Company or of any successor by merger, purchase or otherwise.

2.2.	Break In Service.

“Break in Service” means any twelve consecutive month Severance Period.

2.3.	Code.

“Code” means the Internal Revenue Code of 1986, as amended.

2.4.	Committee.

“Committee” means the Committee appointed pursuant to Section 15.6.

2.5.	Company.

“Company” means Patriot Coal Corporation.

2.6.	Compensation.

“Compensation” means base pay plus overtime received by an Employee during the Plan Year after he or she becomes a Participant for services rendered with respect to the Employer. Such amount shall include all amounts contributed to a cafeteria plan which meets the requirements of Section 125 of the Code. Such amount shall not include Employer contributions under this Plan or benefits under any other Qualified Plan, awards under the incentive compensation plan or any similar incentive plans, payments under any savings plan, any special allowance for foreign service, or any payment during long-term disability.

The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $245,000 (as adjusted in accordance with Section 415(d) of the Code).

In addition, Compensation shall not include amounts paid after an individual’s termination of employment; provided that, to the extent that the following amounts are otherwise included in the definition of Compensation and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Plan Year that includes the date of termination of employment, such amounts paid after an Employee’s termination of employment shall be deemed Compensation:

(a) regular pay, including Compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments; and

(b) payment for unused accrued sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued, and payment received pursuant to a nonqualified, unfunded deferred compensation plan sponsored by the Employer, but only if the Employee would have received the payment at the same time if employment had continued and only to the extent the payment is includible in the Employee’s gross income.

The exclusions provided for in this Section 2.6 with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service, to the extent such payments do not exceed the Compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer.

In accordance with Code Section 414(u)(12), Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Employer to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer.

Notwithstanding the foregoing, solely for purposes of Sections 4.10 and 4.11, Compensation shall include, to the extent not already included therein, earned vacation pay, bonuses paid pursuant to employment agreements, special achievement awards and any amounts paid under a short-term incentive compensation plan maintained by the Employer.

2.7.	Controlled Group.

“Controlled Group” means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of Section 18.11, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

2.8.	Days Of Service.

“Days of Service” means the total number of days in a person’s Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all Severance Periods, if any, in which:

(a) The Employee severs from service by reason of quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service if the Employee performs an Hour of Employment within twelve months of the date of such severance; or

(b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death if the Employee performs an Hour of Employment within twelve months of the date on which the Employee was first absent from service.

2.9.	Disability Date.

“Disability Date” means the date on which a Participant is determined by the Plan Administrator to be permanently and totally disabled in accordance with Section 10.2 and has terminated his or her employment.

2.10.	Employee.

“Employee” means any person who is (i) classified by the Employer as an employee, (ii) is on a U.S. dollar payroll or is a U.S. citizen, and (iii) is employed by the Employer, but excluding a non-resident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), a salaried non-exempt employee who is receiving on-site and classroom training and assimilation training in mining practices through the Company’s Mining Intern Program, a summer intern or a member of a collective bargaining unit for which either:

(a) a separate retirement plan has been established pursuant to collective bargaining negotiations, or

(b) no separate plan has been established after collective bargaining has included discussion of retirement benefits,

unless such collective bargaining provided for coverage under this Plan. An individual not classified by the Employer as an employee shall not be considered an Employee regardless of whether such individual is a common law employee or is classified as an employee for tax, employment law or other purposes.

2.11.	Employer.

“Employer” means the Company or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan, as set forth on Exhibit A, as amended from time to time.

2.12.	Five Percent Owner.

“Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

2.13.	Highly Compensated Employee.

“Highly Compensated Employee” means any Participant who (i) was a Five-Percent Owner at any time during either the determination year or the look-back year; or (ii) received compensation within the meaning of Code Section 415(c)(3) (including the deferrals described in Code Section 415(c)(3)(D)) from the Employer in excess of $110,000 (as adjusted pursuant to Code Section 415(d)) during the look-back year.

For purposes of Section 6, the determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

2.14.	Hours Of Employment.

“Hours of Employment” means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

2.15.	Leased Employee.

“Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a “leasing organization”) has performed services for the recipient (or for the recipient and related persons as determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

2.16.	Non-Highly Compensated Employee.

“Non-Highly Compensated Employee” means any employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.

2.17.	Normal Retirement Date.

“Normal Retirement Date” means the date on which a Participant terminates his or her employment with the Employer (except by death or permanent and total disability as defined in Section 10.2) provided such date is on or after his or her attainment of age 62 (or, in the case of a Participant who was a participant in the Dodge Hill Mining Company, LLC 401(k) Plan on December 31, 2005, age 60).

2.18.	Participant.

“Participant” means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under Section 3.4.

2.19.	Patriot Coal Corporation Stock Fund.

“Patriot Coal Corporation Stock Fund” means an investment fund invested and held in Patriot Coal Corporation common stock.

2.20.	Peabody Energy Stock Fund.

“Peabody Energy Stock Fund” means an investment fund invested and held in Peabody Energy Corporation common stock.

2.21.	Plan Administrator.

“Plan Administrator” means Patriot Coal Corporation.

2.22.	Plan Year.

“Plan Year” means the 12-month period commencing on January 1 and ending on December 31.

2.23.	Pro-Rated Salary.

“Pro-Rated Salary” means:

(a) in the case of a Participant compensated on a salaried basis, such Participant’s base salary determined as of the last day of the Employer’s fiscal year; or

(b) in the case of a Participant compensated on an hourly basis, the product of such Participant’s hourly rate determined as of the last day of the Employer’s fiscal year multiplied by 2,080;

multiplied by a fraction, the numerator of which is the number of days on which the Participant was an Employee during such fiscal year and the denominator of which is 365 (or, in a leap year, 366). For purposes of this calculation only, a person shall not be considered an “Employee” during any period during which he or she: (a) is on salary continuance for disability; (b) is receiving accrued vacation or other similar amounts following retirement under the Employer’s retirement program; (c) is on a leave of absence described in Section 13.1; or (d) is employed by an Employer at the grade level of vice president or above.

The Pro-Rated Salary of each Participant taken into account under the Plan for any Plan Year, based on the fiscal year ending in such Plan Year, shall not exceed $245,000 (as adjusted in accordance with Section 415(d) of the Code).

2.24.	Qualified Plan.

“Qualified Plan” means any plan qualified under Section 401 of the Code. For purposes of Sections 19 and 20 only, the term “Qualified Plan” also means a simplified employee pension described in Section 408(k) of the Code.

2.25.	Service Period.

“Service Period” means the period of time commencing on the date on which a person performs an Hour of Employment with the Employer and ending on the person’s Severance Date. If a person’s employment with the Employer is terminated when he or she has no nonforfeitable right to a benefit derived from Employer contributions under the Plan and the number of years of his or her Severance Period equals or exceeds the greater of (a) 5 or (b) the number of years of his or her Service Period prior to such termination of employment, the Service Period prior to the termination of employment will be disregarded.

2.26.	Severance Date.

“Severance Date” means the date on which the earliest of the following occurs:

(a) A person employed by the Employer quits, retires, is discharged or dies or

(b) The first anniversary of the first date of a period in which the person is not credited with Days of Service and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.

2.27.	Severance Period.

“Severance Period” means the period of time commencing the day after a person’s Severance Date and ending on the day before the person performs an Hour of Employment.

2.28.	Spouse.

“Spouse” means a person of the opposite sex of the Participant who, by reason of “marriage” (i.e., a legal union between one man and one woman as husband and wife) is a husband or wife of the Participant as defined under the Defense of Marriage Act of 1996.

2.29.	Trustee.

“Trustee” means the insurer or trustee or any successor trustee appointed pursuant to Section 14 hereof.

2.30.	Valuation Date.

“Valuation Date” means any business day the New York Stock Exchange is open for trading.

2.31.	Years of Service.

“Years of Service” shall mean each 365 Days of Service on and after November 1, 2007; provided, however, that for the period before November 1, 2007, each Participant will be credited with his or her Years of Service (and any fractions thereof) under the Peabody Investments Corp. Employee Retirement Account prior to such date as determined by the Employer’s records; provided further, that in the case of a plan that is merged into the Plan, Years of Service for the period prior to the date of such merger for Participants who were participants in such plan shall be determined under the terms of the plan prior to such date as determined by the Employer’s records.

SECTION 3 - ELIGIBILITY

3.1.	Prior Participants.

Each person who was a Participant on December 31, 2009 shall continue to be a Participant on January 1, 2010.

3.2.	New Participants.

On and after January 1, 2010, each Employee not described in Section 3.1 shall become a Participant hereunder as of his or her date of hire. If a person is not an Employee as of his or her date of hire, he or she shall not become a Participant until the day he or she becomes an Employee.

Notwithstanding any other provisions of the Plan, any individual who is providing services to the Employer in the capacity of, or who is designated by the Employer as an independent contractor, and who is subsequently reclassified as an employee by court or similar action (whether retroactively or prospectively), shall not be eligible to participate in the Plan, and shall be treated as a member of an excluded class. No such excluded individual shall have any claim for benefits under the Plan for any period during which he or she is excluded from participation.

3.3.	Reemployed Participants.

A former or inactive Participant who is reemployed by the Employer shall become a Participant on the date he or she is reemployed as an Employee.

3.4.	Cessation Of Participation.

A person shall cease to be a Participant when he or she

(a) has ceased to be employed by the Employer, and

(b) has no undistributed account balances under the Plan.

SECTION 4 - CONTRIBUTIONS

4.1.	Matched Payroll Reduction Contributions.

A Participant may elect to have up to 6% of his or her Compensation contributed by the Employer to the Plan on a pre-tax or after-tax basis through payroll reductions. Each Participant shall elect in accordance with such procedures and processes as determined by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her account as described under 7.1.

If a Participant fails to make an election indicating the percentage (including 0%) of his or her Compensation to be reduced and contributed under this Section 4.1 on a pre-tax or after-tax basis within 30 days after becoming a Participant, such Participant’s Compensation will automatically be reduced in an amount equal to 6% of his or her Compensation and contributed to the Plan on a pre-tax basis. Such automatic contributions shall continue until the Participant elects a different percentage of Compensation to be contributed or the Participant affirmatively elects not to have his or her Compensation so reduced.

4.2.	Unmatched Payroll Reduction Contributions.

A Participant who has elected to have 6% of his or her Compensation contributed by the Employer to the Plan under Section 4.1 may elect to have up to an additional 54% of his or her Compensation contributed by the Employer to the Plan on a pre-tax or after-tax basis through payroll reductions. Each Participant shall elect in accordance with such procedures and processes as determined by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her account as described under 7.1.

4.3.	Maximum Payroll Reduction Contribution.

(a) The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Sections 4.1 and 4.2 and any other Qualified Plan maintained by the Employer in any calendar year is limited to the amount prescribed under Section 402(g) of the Code with respect to such calendar year. If a Participant’s pre-tax contributions reach this maximum (and, if applicable, the amount determined under Section 4.3(b)), the Employer shall continue making Participant contributions based upon the Participant’s election under Sections 4.1 and 4.2, however, such Participant contributions will be treated by the Plan Administrator as after-tax contributions for the remainder of the calendar year.

(b) Notwithstanding subsection (a), Participants who are eligible to make elective deferrals hereunder and who have attained or will attain age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.4.	Employer Matching Contributions.

The Employer will contribute to the Plan an amount equal to 100% of the amount by which each Participant elects to have his or her Compensation reduced under Section 4.1. Any contributions made pursuant to this Section 4.4 shall be paid to the Trustee as soon as practicable following each pay date of the Participant.

4.5.	Performance Contributions.

In addition to any contributions made by the Employer pursuant to Section 4.4, the Employer will contribute an additional amount if the Employer meets certain performance targets established by the Board on an annual basis. If the maximum performance target established by the Board for the Employer’s fiscal year is met, the Employer will contribute to the Plan on behalf of each Participant who is employed on the last day of such fiscal year an amount equal to 6% of the Participant’s Pro-Rated Salary. If the Employer meets the minimum performance target established by the Board for the Employer’s fiscal year but does not meet the maximum performance target, the Employer will contribute to the Plan on behalf of each eligible Participant who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary to be determined by the Board (which percentage shall be less than 6% of the Participant’s Pro-Rated Salary) based on the Employer’s overall performance in relation to the maximum and minimum performance target ranges. Any contributions paid on account of the performance of the Employer pursuant to this Section 4.5 shall be paid to the Trustee as soon as practicable following the determination of whether the Employer has met or exceeded the applicable performance targets. Notwithstanding the foregoing, (i) if the Employer does not meet the minimum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to contribute to the Plan on behalf of each eligible Participant who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary determined by the Board; and (ii) if the Employer exceeds the maximum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to contribute to the Plan on behalf of each eligible Participant who is employed on the last day of such fiscal year an additional percentage of such Participant’s Pro-Rated Salary determined by the Board. Notwithstanding anything herein to the contrary, a Participant shall not be entitled to a Performance Contribution under this Section 4.5 for the portion of any fiscal year during which such Participant is employed by an Employer at the grade level of vice president or above.

4.6.	Elections.

Each election by a Participant under Sections 4.1 and 4.2 shall be effective until suspended or amended. Each election shall be effective only when made in accordance with such procedures and processes as determined by the Plan Administrator.

4.7.	Changes In And Suspension Of Payroll Reductions.

4.7.1.	Changes In Payroll Reductions.

Each Participant’s payroll reduction percentage under Sections 4.1 and 4.2 shall continue in effect until the Participant shall change such percentage; provided,

however, that the Participant may elect to have his or her pre-tax payroll reduction percentage automatically increase in increments of 1%, 2% or 3% each year on a date specified by the Participant, up to a maximum of 60% of Compensation. A Participant may at any time in his or her discretion change such percentage in accordance with such procedures and processes as determined by the Plan Administrator.

4.7.2.	Suspension Of Payroll Reductions.

A Participant may at any time suspend his or her contributions in accordance with such procedures and processes as determined by the Plan Administrator.

4.7.2.1.	Suspension Of Payroll Reductions During Government Or Military Service.

Suspension of a Participant’s contributions shall be permitted during any period of military service, or of government service approved by the Employer, regardless of the duration of such period.

4.7.2.2.	Resumption Of Payroll Reductions After Suspension.

Except as provided in Section 5.2, a Participant who has suspended his or her contributions under Section 4.7.2 may at any time resume his or her contributions in accordance with such procedures and processes as determined by the Plan Administrator.

4.8.	Tax Deductions.

All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by an Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

(a) If a contribution was made by an Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

(b) If an Employer makes a contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Employees who elected to reduce their salary by such amounts.

4.9.	Rollover Contributions And Transfers.

The Plan Administrator may direct the Trustee to accept from or on behalf of an Employee any cash which would constitute an eligible rollover distribution as defined in Section 402(c)(4) of the Code from any of the following types of plans:

(a) a qualified plan described in Section 401(a) of the Code, excluding after-tax contributions;

(b) a qualified annuity plan described in Section 403(a) of the Code, excluding after-tax contributions;

(c) an annuity plan described in Section 403(b) of the Code, excluding after-tax contributions; and

(d) a plan maintained by a state or local government or instrumentality thereof as described in Section 457(b) of the Code.

The Plan Administrator may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 18.11.

4.10.	Retirement Contributions.

For the Plan Years beginning on January 1, 2009, 2010 and 2011, the Employer will contribute to the Plan on behalf of each Participant who:

(a) was a Participant in the Magnum Coal Company Defined Contribution Retirement Plan, as defined therein, on December 31, 2008;

(b) was hired by Apogee Coal Company, LLC or Hobet Mining, LLC prior to August 1, 2006; and

(c) is employed as an Employee on the last day of the Plan Year, provided, however, that this subsection (c) shall not apply in the case of a Participant who, during the Plan Year and while an Employee, died, retired upon or after attainment of age 60 or became permanently and totally disabled as defined in Section 10.2;

the applicable percentage of his or her Compensation for such Plan Year, as determined on the basis of the Participant’s age on December 31 of each such Plan Year in accordance with the following schedule:

	Percentage for Plan Year Beginning January 1:
Age	2009	2010	2011

Less than 30	3%	2%	1%
30 – 34	4%	2-2/3%	1-1/3%
35 – 39	4%	2-2/3%	1-1/3%
40 – 44	5%	3-1/3%	1-2/3%
45 – 49	6%	4%	2%
50 – 54	7%	4-2/3%	2-1/3%
55 and over	8%	5-1/3%	2-2/3%

Any such contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof. Notwithstanding anything herein to the contrary, no further contributions shall be made by the Employer under this Section 4.10 for any Plan Year beginning after December 31, 2011.

4.11.	Transition Contributions.

For the Plan Years beginning on January 1, 2009, 2010, 2011 and 2012, the Employer will contribute to the Plan on behalf of each Participant who:

(a) satisfies the conditions set forth in Section 4.10(a) and (b);

(b) is employed as an Employee on the last day of the Plan Year, provided, however, that this subsection (b) shall not apply in the case of a Participant who, during the Plan Year and while an Employee, died, retired upon or after attainment of age 60 or became permanently and totally disabled as defined in Section 10.2;

(c) was a participant in the Arch Mineral Corporation Pension Plan (“Arch Plan”) or Ashland Coal, Inc. Pension Plan (“Ashland Plan”) as of December 31, 1997; and

(d) was credited with years of service under the Arch Plan or Ashland Plan, up to a maximum of 15 years of service, that equal or exceed the number of calendar years that, as of the last day of the applicable Plan Year, have elapsed since December 31, 1997;

the applicable percentage of his or her Compensation for such Plan Year, as determined on the basis of the Participant’s age on December 31 of each such Plan Year in accordance with the following schedule:

Age	Percentage

Less than 30	1%
30 – 34	1%
35 – 39	2%
40 – 44	3%
45 – 49	4%
50 – 54	4%
55 and over	4%

Any such contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof. Notwithstanding anything herein to the contrary, no further contributions shall be made by the Employer under this Section 4.11 (i) for a Participant for any Plan Year in which the number of calendar years that, as of the last day of such Plan Year, have elapsed since December 31, 1997 exceeds the years of service such Participant was credited with under the Arch Plan or Ashland Plan, or (ii) for any Participant for any Plan Year beginning after December 31, 2012.

SECTION 5 - LOANS AND WITHDRAWALS

5.1.	Loans.

Upon the application of a Participant in accordance with such procedures and processes as determined by the Plan Administrator, the Plan Administrator, as administrator of the loan program, in accordance with its uniform nondiscriminatory policy, shall direct the Trustee to make a loan or loans to such Participant, provided, however, that no loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of:

(a) $50,000 or

(b) 50% of the portion of the Participant’s accounts available for a loan under this Plan.

Notwithstanding the foregoing, (i) the $50,000 limitation in (a) above shall be reduced by the highest outstanding balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan, and (ii) loans shall not be available from a Participant’s After-Tax Matched Account, After-Tax Unmatched Account, Company After-Tax Matching Account, Company Pre-Tax Matching Account, Performance Contribution Account, Retirement Contribution Account or Transition Contribution Account.

5.2.	Withdrawals.

5.2.1.	Regular Withdrawals.

A Participant in the employment of the Employer may, in accordance with such procedures and processes as determined by the Plan Administrator, make a withdrawal from his or her After-Tax Matched Account which has been held by the Plan for 24 months or more, his or her Company After-Tax Matching Account which has been held by the Plan for 24 months or more, or his or her After-Tax Unmatched Account. A Participant must withdraw his or her entire After-Tax Unmatched Account before withdrawing any amounts from his or her After-Tax Matched Account or Company After-Tax Matching Account.

5.2.2.	Special Withdrawals.

A Participant in the employment of the Employer may withdraw the entire amount in his or her After-Tax Matched Account (i.e., with no 24-month holdback) in accordance with such procedures and processes as determined by the Plan Administrator. In the event of a withdrawal under this Section of any amounts from the Participant’s After-Tax Matched Account which have been held in such account for less than 24 months, the Participant’s right to make contributions under the Plan shall be suspended for a period of six months following the Valuation Date following the month in which the special withdrawal is made.

5.2.3.	Hardship Withdrawals.

A Participant in the employment of the Employer may, in accordance with such procedures and processes as determined by the Plan Administrator, withdraw his or her contributions to his or her Pre-Tax Matched Account or Pre-Tax Unmatched Account if the Participant demonstrates a substantial hardship to the Plan Administrator. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

5.2.3.1.	Determination of Immediate and Heavy Financial Need.

A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

(a) expenses for (or necessary to obtain) medical care deductible under Sections 213(a) and 213(d) of the Code (determined without regard to whether the expenses exceed any applicable threshold amount of adjusted gross income);

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(c) the payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, or the Participant’s children or dependents (as defined in Section 152 of the Code, without regard to Sections152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(d) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e) payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(f) expenses for the repair of damage to the Participant’s principal residence deductible as a casualty loss under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

5.2.3.2.	Amount Necessary To Satisfy Financial Need.

A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

(a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

(b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions or after-tax contributions to the Plan or any other qualified or nonqualified plan of deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of six months after the Valuation Date as of which the hardship distribution is made.

5.2.4.	Age 59 1/2 Withdrawals.

A Participant in the employment of the Employer who has attained age 59 1/2 may, in accordance with such procedures and processes as determined by the Plan Administrator, make a withdrawal from his or her Pre-Tax Unmatched Account, Pre-Tax Matched Account, Company Pre-Tax Matching Account, Performance Contribution Account, Retirement Contribution Account and Transition Contribution Account.

5.2.5.	Rollover Withdrawal.

An Employee in the employment of the Employer may, in accordance with such procedures and processes as determined by the Plan Administrator, make a withdrawal from his or her Rollover Account.

5.2.6.	Withdrawal of Amounts Attributable to Prior Plan

Notwithstanding anything in Section 5.2 to the contrary, in the case of a Participant who was a Participant in the Magnum Coal Company 401(k) Plan (“Magnum Plan”), as defined therein, and whose accounts under the Magnum Plan were transferred to this Plan:

(a) after 12 months of participation in the Magnum Plan and this Plan, such a Participant in the employment of the Employer may, in accordance with such procedures and processes as determined by the Plan Administrator, withdraw all or part of any amounts attributable to contributions credited to his or her After-Tax Contribution Account under the Magnum Plan, as defined therein; and

(b) such a Participant in the employment of the Employer may, in accordance with such procedures and processes as determined by the Plan Administrator, withdraw all or part of any amounts attributable to vested contributions credited to his or her Company Matching Account or Company

Fixed Contribution Account under the Magnum Plan, as defined therein, if the Participant has participated in the Magnum Plan and this Plan for at least three consecutive years.

SECTION 6 - DISTRIBUTIONS OF EXCESS AMOUNTS

6.1.	Distribution Of Excess Elective Deferrals.

If a Participant’s elective deferrals for any calendar year exceed $16,500 (or such higher amount prescribed by applicable law), then the Participant may file an election form prescribed by the Plan Administrator with the Employer designating in writing the amount of such excess elective deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess elective deferrals which the Participant has allocated to this Plan (together with any income or less any loss allocable to such amount for such calendar year, as determined in accordance with Section 8, Code Section 402(g) and applicable Treasury Regulations) on or before the first April 15 following the close of such calendar year. In the case of a Highly Compensated Employee, any matching contributions which were contributed on account of the elective deferrals being distributed will be forfeited, even if such matching contributions are vested. For purposes of the preceding sentence, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

6.2.	Limitations On Pre-Tax Contributions For Highly Compensated Employees.

The Plan Administrator is authorized to reduce to the extent necessary the maximum contributions under Sections 4.1 and 4.2 for Highly Compensated Employees, prior to the close of the Plan Year, if the Plan Administrator reasonably believes that such reduction is necessary to prevent the Plan from failing both tests in Section 401(k)(3) of the Code. Such adjustments shall be made in accordance with such procedures and processes as determined by the Plan Administrator. The Plan Administrator may implement rules limiting contributions under Sections 4.1 and 4.2 which may be made on behalf of some or all Highly Compensated Employees so that the limits of Section 401(k)(3) or 401(m)(2) of the Code are satisfied. If for any Plan Year the Plan satisfies neither of the tests set forth in Code Section 401(k)(3), the Trustee shall be directed by the Plan Administrator to return to each Highly Compensated Employee his or her portion of the excess contributions (plus the income or less the loss allocable to such excess contributions as determined in accordance with Section 8, Code Section 401(k) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. A Highly Compensated Employee shall forfeit any matching contributions which were contributed on account of any portion of the excess contributions even if such matching contributions are vested. Each Highly Compensated Employee’s portion of the excess contributions for a Plan Year shall be determined under a two step process. First, the aggregate amount of excess contributions shall be calculated. This shall be done by reducing the actual deferral percentages of those Highly Compensated Employees with the highest actual deferral percentages to the extent necessary but not below the next highest level of actual deferral percentages. This process shall be repeated, to the extent necessary, until the actual deferral percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Section 401(k)(3) of the Code. The aggregate amount of excess contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess contributions to be returned shall be allocated by reducing the pre-tax contributions of those Highly Compensated Employees with the highest amount of pre-tax contributions to the extent necessary but not below the next highest amount of pre-tax contributions. This process shall be repeated, to the extent necessary, until all excess contributions to be returned shall be allocated among the Highly Compensated Employees. The income or loss allocable to a Highly Compensated Employee’s portion of the excess contribution will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

(a) Coordination With Distributions Of Elective Deferrals. If the Plan is required to distribute both elective deferrals and excess contributions for a Plan Year, the Plan shall:

(1) calculate and distribute the elective deferrals before determining the excess contributions to be distributed to Highly Compensated Employees;

(2) calculate the actual deferral percentage including the amount of excess elective deferrals distributed pursuant to (1) above; and

(3) distribute excess contributions to Participants by reducing the excess contributions distributed to a Participant by the amount of excess elective deferrals distributed to such Participant.

(b) Election To Make Additional Contributions. Notwithstanding the above, in accordance with Treasury Regulation Section 1.401(k)-2(a)(6), the Company may elect, in lieu of all or a portion of the corrective distribution described above in this Section, to make additional qualified nonelective contributions or qualified matching contributions which are treated as elective deferrals under the Plan and that, in combination with the elective deferrals, satisfy the actual deferral percentage test. Any such additional qualified nonelective contributions will be credited to a Participant’s’ Pre-Tax Matched Account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Company and will be contributed as a uniform percentage of such Participant’s Compensation for the Plan Year. Any such additional qualified matching contributions will be credited to a Participant’s Pre-Tax Matched Account and shall be allocated to each Participant who is not a Highly Compensated Employee and will be contributed as a uniform percentage of the amount contributed by such Participant under Section 4.1.

(c) Testing Year. The actual deferral percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3).

6.3.	Limitations On Matching Contributions For Highly Compensated Employees.

The Plan Administrator is authorized to reduce to the extent necessary the maximum amount of matching contributions under Section 4.4 and after-tax contributions contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Plan Administrator reasonably believes that such adjustment is necessary to prevent the Plan from failing Code Section 401(m)(2). Such reduction shall be made in accordance with such procedures and processes as determined by the Plan Administrator. Notwithstanding anything herein to the contrary, the tests in Code Section 401(m)(2) shall be treated as satisfied with respect to such matching contributions and after-tax contributions to the Plan, or a portion of the Plan, if the Plan or such portion is a collectively bargained plan that automatically satisfies Code Section 410(b), in accordance with Treasury Regulation Sections 1.401(m)-1(b)(2) and 1.410(b)-2(b)(7). If for any Plan Year the Plan satisfies neither of the tests set forth in Code Section 401(m)(2), the Trustee shall be directed by the Plan Administrator to return to each Highly Compensated Employee his or her portion of the excess aggregate contributions (plus the income or less the losses allocable to such excess aggregate contributions in accordance with Section 8, Code Section 401(m) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. Each Highly Compensated Employee’s portion of the excess aggregate contributions for a Plan Year shall be determined under a two step process. First, the aggregate amount of excess aggregate contributions shall be calculated. This shall be done by reducing the actual contribution percentages of those Highly Compensated Employees with the highest actual contribution percentages to the extent necessary but not below the next highest level of actual contribution percentages. This process shall be repeated, to the extent necessary, until the actual contribution percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Code Section 401(m)(2). The aggregate amount of excess aggregate contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess aggregate contributions to be distributed or forfeited shall be allocated by first reducing any after-tax contributions and then any matching contributions made by or on behalf of Highly Compensated Employees with the highest total amount of after-tax contributions and matching contributions to the extent necessary but not below the next highest total amount of after-tax contributions and matching contributions. This process shall be repeated, to the extent necessary, until all excess aggregate contributions to be distributed or forfeited shall be allocated among the Highly Compensated Employees. A Highly Compensated Employee whose after-tax contributions are determined to be excess aggregate contributions shall forfeit any matching contributions which were contributed on account of such after-tax contributions, even if such matching contributions are vested. The income or loss allocable to a Highly Compensated Employee’s portion of the excess aggregate contributions will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

(a) Election To Make Additional Contributions. Notwithstanding the above, in accordance with Treasury Regulation Section 1.401(m)-2(a)(6), the Company may elect, in lieu of all or a portion of the distribution described above, to either (i) make an additional qualified nonelective contribution that, in combination with matching contributions and after-tax contributions for the Plan Year, satisfies the actual contribution percentage test or (ii) recharacterize elective contributions as matching contributions. Any such additional qualified nonelective contributions will be credited to a Participant’s Pre-Tax Matched Account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Company and will be contributed as a uniform percentage of such Participant’s Compensation for the Plan Year.

(b) The actual contribution percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2).

6.4.	Definitions And Special Rules.

(a) All terms used in this Section 6 shall have the meaning given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.

(b) Plan Restructuring. The Plan may be aggregated with another plan or disaggregated under Section 1.401(k)-1(b)(4) and Section 1.401(m)-1(b)(4) of the Treasury Regulations for any Plan Year in order to pass the actual contribution percentage and actual deferral percentage tests set forth in this Section.

(c) Special Rules For Early Participation. If the Company applies Section 410(b)(4)(B) of the Code in determining whether the Plan satisfies Section 410(b) of the Code by excluding from consideration eligible Employees who have not met minimum age and service requirements, the Company may exclude from consideration all Non-Highly Compensated Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code for purposes of satisfying the tests in Sections 401(k)(3) and 401(m)(2) of the Code.

(d) Highly Compensated Employee In Two Or More Qualified Plans. The actual contribution percentage and the actual deferral percentage of a Highly Compensated Employee who is eligible to participate in two or more Qualified Plans which have (1) cash or deferred arrangements or (2) matching contributions or after-tax contributions features maintained by the Company or a member of the Controlled Group, shall be calculated by treating all such cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one cash or deferred arrangement for purposes of calculating the actual deferral percentage for such Highly Compensated Employee and all such features in which the Highly Compensated Employee is eligible to participate as one feature for purposes of calculating the actual contribution percentage for such Highly Compensated Employee as if such plans had the same plan year as the Plan.

SECTION 7 - ALLOCATION AND ACCOUNTS

7.1.	Establishment Of Accounts.

The Plan Administrator shall establish and maintain for each Participant a Pre-Tax Matched Account, a Pre-Tax Unmatched Account, an After-Tax Matched Account, an After-Tax Unmatched Account, a Company After-Tax Matching Account, a Company Pre-Tax Matching Account, a Performance Contribution Account, a Retirement Contribution Account, a Transition Contribution Account and a Rollover Account. All amounts by which an Employee elects to have his or her salary reduced under Section 4.1 on a pre-tax basis shall be credited to his or her Pre-Tax Matched Account, all amounts by which an Employee elects to have his or her salary reduced under Section 4.1 on an after-tax basis shall be credited to his or her After-Tax Matched Account, all amounts by which an Employee elects to have his or her salary reduced under Section 4.2 on a pre-tax basis shall be credited to his or her Pre-Tax Unmatched Account, all amounts by which an Employee elects to have his or her salary reduced on an after-tax basis under Section 4.2 shall be credited to his or her After-Tax Unmatched Account, all Employer contributions under Section 4.4 with respect to Pre-Tax Matched Contributions shall be credited to his or her Company Pre-Tax Matching Account, all Employer contributions under Section 4.4 with respect to After-Tax Matched Contributions shall be credited to his or her Company After-Tax Matching Account, all Employer contributions under Section 4.5 shall be credited to his or her Performance Contribution Account, all Employer contributions under Section 4.10 shall be credited to his or her Retirement Contribution Account, all Employer contributions under Section 4.11 shall be credited to his or her Transition Contribution Account, and all direct transfer and rollover amounts received on behalf of a Participant under Section 4.9 shall be credited to his or her Rollover Account.

7.2.	Allocation of Employer Contributions.

The Plan Administrator, as of the last day of each Plan Year, shall allocate all Employer contributions under Sections 4.5, 4.10 and 4.11 for the Plan Year ending on such date to the Performance Contribution Account, Retirement Contribution Account and Transition Contribution Account, respectively, of each Participant entitled to share in the allocation of each such contribution, as applicable.

7.3.	Allocation Of Earnings Or Losses.

All appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances on each Valuation Date.

SECTION 8 - INVESTMENT OF ACCOUNTS

8.1.	Investment Funds.

A Participant may invest all of his or her accounts in such funds as are made available from time to time under the Plan. No additional funds may be invested in the Peabody Energy Stock Fund after November 1, 2007.

8.2.	Participant’s Selection Of Investment Fund.

Each Participant shall designate in 1% increments the percentages of contributions under Section 4.1 and 4.2 for such Plan Year allocable to his or her accounts which are to be invested among the applicable investment funds (other than the Peabody Energy Stock Fund), and contributions under Sections 4.4 and 4.5 allocable to such Participant’s accounts shall be invested among such investment funds in the same percentage as provided in any such designation in effect from time to time; provided, however, that no more than 20% of such contributions may be invested in the Patriot Coal Corporation Stock Fund. Such a designation shall be made in accordance with such procedures and processes as determined by the Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. Notwithstanding the foregoing, the following amounts will be invested in the investment fund designated by the Committee unless the Participant designates a different investment fund in accordance with this Section 8.2 or transfers such portion of his or her accounts to a different investment fund in accordance with Section 8.3:

(a) all contributions under Sections 4.1, 4.4, 4.5, 4.10 and 4.11 of the Plan in the case of a Participant who has not made an election under Section 4.1 and 4.2 but for whom Compensation is automatically being reduced and contributed to the Plan under Section 4.1 or Employer contributions under Section 4.5 are being credited to his or her Performance Contribution Account, Employer contributions under Section 4.10 are being credited to his or her Retirement Contribution Account and/or Employer contributions under Section 4.11 are being credited to his or her Transition Contribution Account; and

(b) all direct transfer and rollover amounts received on behalf of a Participant under Section 4.9 of the Plan.

8.3.	Transfers Between Investment Funds.

A Participant may elect in accordance with such procedures and processes as determined by the Plan Administrator to transfer all or any portion of his or her accounts in an investment fund to any other investment fund (other than the Peabody Energy Stock Fund); provided, however, that any such election to transfer amounts into the Patriot Coal Corporation Stock Fund shall not be effective to the extent that the portion of the Participant’s accounts invested in the Patriot Coal Corporation Stock Fund immediately following any such transfer would exceed 20%. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee.

8.4.	Custody, Registration and Voting of Securities.

All securities acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan. Any shares of stock may be registered in the name of the Trustee or its nominee. The Trustee shall have all voting rights with respect to such shares and may, in its discretion, vote such shares itself or by such proxy as it may select.

8.5.	Distributions in Kind.

In accordance with such procedures and processes as determined by the Plan Administrator, any portion of a Participant’s accounts distributed pursuant to Sections 9, 10, 11 or 12 herein which are invested in the Patriot Coal Corporation Stock Fund or the Peabody Energy Stock Fund may, at the Participant’s election, be distributed in whole shares of Patriot Coal Corporation common stock or Peabody Energy Corporation common stock, respectively. Fractional shares of such stock shall be distributed in cash.

SECTION 9 - DISTRIBUTIONS AT RETIREMENT

9.1.	Normal Retirement Distributions.

Upon a Participant’s Normal Retirement Date, the Participant’s accounts shall be distributed to him or her in a lump sum, unless the Participant elects an optional form of benefit in accordance with Section 9.2; provided, however, that if a Participant’s account balances exceed $5,000 (excluding rollover contributions and earnings thereon), he or she may defer distribution to any date not later than, and shall be required to make an election in accordance with such procedures and processes as determined by the Plan Administrator to have his or her accounts distributed prior to, his or her Required Beginning Date.

9.2.	Optional Method Of Distribution.

In lieu of distribution of his or her accounts in a lump sum, a Participant may elect in accordance with such procedures and processes as determined by the Plan Administrator to have his or her accounts distributed in substantially equal payments over a period of time not less than 2 years and not more than 10 years. In the event that a Participant who elects this optional form of benefit dies before the entire amount in his or her accounts has been distributed, distribution will continue to be made to such Participant’s surviving Spouse, if any, or designated beneficiary, unless such Participant’s surviving Spouse or beneficiary elects to receive such remaining amounts in a lump sum.

9.3.	Required Minimum Distributions.

Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant’s Required Beginning Date. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(a) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(2) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection, other than subsection (a)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection, unless subsection (a)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (a)(1). To the extent the Plan provides for distributions in the form of annuities, if distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(b) Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d). To the extent the Plan provides for distributions in the form of annuities, if the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(c) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(e) If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (d). If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (a)(1), this Section will apply as if the surviving Spouse were the Participant.

(f) The following definitions shall apply for purposes of this Section:

(1) Designated beneficiary shall mean the individual who is designated as the beneficiary under the terms of the Plan and is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.

(2) A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (a). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy means an individual’s life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4) The Participant’s account balance is the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(g) Notwithstanding the above provisions of this Section 9.3, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or beneficiary chooses not to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions.

9.4.	Required Beginning Date.

The Required Beginning Date of a Participant shall be:

(a) in the case of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which occurs the later of the date the Participant attains age 70-1/2 and the date on which the Participant terminates employment; or

(b) in the case of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which the Participant attains age 70-1/2.

Each Participant shall have the right to withdraw all or any portion of his or her accounts beginning on the April 1 following the calendar year in which the Participant reaches age 70-1/2.

SECTION 10 - DISTRIBUTIONS AT DISABILITY

10.1.	Distributions Upon Disability.

If a Participant becomes permanently and totally disabled while in the employment of the Employer, his or her accounts shall be distributed to him or her in a lump sum, unless the Participant elects an optional form of benefit described in Section 9.2, in accordance with Sections 10.1.1, 10.1.2, 10.1.3, and 10.1.4 below.

10.1.1.	Distributions Of $5,000 Or Less.

Distribution to a Participant who has terminated employment at his or her Disability Date and whose account balances are less than or equal to $5,000 (excluding rollover contributions and earnings thereon) shall be made in a lump sum within 60 days after the Valuation Date coinciding with or next following his or her Disability Date.

In the event of a mandatory distribution greater than $1,000 (including rollover contributions and earnings thereon) pursuant to this Section 10.1.1, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 18.16(b) of the Plan) specified by the Participant in a Direct Rollover (as defined in Section 18.16(d) of the Plan) or to receive the distribution directly, then such distribution will be paid in a Direct Rollover to an individual retirement account established on behalf of such Participant by the Plan Administrator.

10.1.2.	Distributions In Excess Of $5,000.

In the event that the account balances of a Participant who has terminated employment at his or her Disability Date exceed $5,000 (excluding rollover contributions and earnings thereon), such Participant shall receive the notice described in Section 10.3.1. If the Participant consents to the distribution of his or her accounts in the manner required under Section 10.3.2 within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

10.1.3.	Failure To Consent To Distribution.

In the event that a Participant whose account balances exceed $5,000 (excluding rollover contributions and earnings thereon) does not consent to the distribution of his or her accounts in accordance with subsection 10.1.2 above when first eligible to do so, his or her accounts shall be distributed to him or her on his or her Required Beginning Date as determined under Section 9.4. Notwithstanding the preceding, such Participant may notify the Employer at any time following his or her Disability Date that he or she wants to receive the notice described in Section 10.3.1. If such Participant consents to the distribution of his or her accounts in the manner required under Section 10.3.2 within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

10.1.4.	Valuation.

A distribution under Sections 10.1.1, 10.1.2, or 10.1.3 shall be based on the value of the Participant’s accounts as of the date such distribution is being made.

10.1.5.	Deemed Termination.

A Participant who is permanently and totally disabled as described in Section 10.2 while in the employment of the Employer shall be deemed to have terminated such employment on the date the Plan Administrator determines that he or she is permanently and totally disabled.

10.2.	Determination Of Disability.

A Participant shall be considered permanently and totally disabled only if he or she is disabled by reason of a disability for which he or she (1) becomes eligible for benefits under the Employer’s long-term disability plan or disability benefits under the Social Security Act, or (2) in the case of a Participant who is not eligible under the Employer’s long-term disability plan, receives benefits under the Employer’s sickness and accident plan or workers’ compensation, as applicable, which have been paid for 52 weeks.

Notwithstanding the foregoing, solely for purposes of Sections 4.10 and 4.11, a Participant shall be considered permanently and totally disabled only if:

(a) the Participant is eligible to receive benefits under the long-term disability plan maintained by the Employer; or

(b) in the case of a Participant who is not eligible to participate in such long-term disability plan:

(1) the Participant has been totally disabled by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or financial benefit to such Participant or others; and

(2) such total disability shall have continued for a period of 12 consecutive months and will, in the opinion of a qualified physician satisfactory to the Plan Administrator, be permanent and continuous during the remainder of such Participant’s lifetime.

10.3.	Notification Of Eligibility To Receive And Consent To Disability Benefits.

10.3.1.	Notice.

In the event that the vested account balances of a Participant to be distributed pursuant to Section 10.1 exceed $5,000 (excluding rollover contributions and earnings thereon), such Participant shall receive notification of:

(a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

(b) his right to defer receipt of disability benefits, including the consequences of failing to defer such receipt.

10.3.2.	Consent.

The Participant’s consent to the distribution of disability benefits must be:

(a) made after the Participant receives the notice described in the preceding sentence; and

(b) made within 180 days after he or she receives the notice (or a summary of such notice).

SECTION 11 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)

11.1.	Distributions Upon Termination Of Employment.

A Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Date or Normal Retirement Date shall receive his or her accounts in a lump sum, unless the Participant elects an optional form of benefit described in Section 9.2, in accordance with Sections 11.1.1, 11.1.2, 11.1.3, and 11.1.4 below.

A Participant will be treated as having incurred a termination of employment during any period the Participant is performing service for a period in excess of 30 days in the uniformed services (as described in Code Section 3401(h)(2)(A)). If a Participant elects to receive a distribution by reason of such termination of employment, the Participant may not make pre-tax or after-tax contributions to the Plan during the six-month period beginning on the date of such distribution.

11.1.1.	Distributions Of $5,000 Or Less.

Distribution to a Participant who has terminated employment prior to his or her death, Disability Date or Normal Retirement Date and whose vested account balances are less than or equal to $5,000 (excluding rollover contributions and earnings thereon) shall be made in a lump sum within 60 days after the Valuation Date coinciding with or next following the date he or she terminates employment, provided he or she is not an employee on such date.

In the event of a mandatory distribution greater than $1,000 (including rollover contributions and earnings thereon) pursuant to this Section 11.1.1, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 18.16(b) of the Plan) specified by the Participant in a Direct Rollover (as defined in Section 18.16(d) of the Plan) or to receive the distribution directly, then such distribution will be paid in a Direct Rollover to an individual retirement account established on behalf of such Participant by the Plan Administrator.

11.1.2.	Distributions In Excess Of $5,000.

In the event that the account balances of a Participant who has terminated employment prior to his or her death, Disability Date or Normal Retirement Date exceed $5,000 (excluding rollover contributions and earnings thereon), such Participant shall receive the notice described in Section 11.3.1. If the Participant consents to the distribution of his or her accounts in the manner required under Section 11.3.2 within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

11.1.3.	Failure To Consent To Distribution.

In the event that a Participant whose account balances exceed $5,000 (excluding rollover contributions and earnings thereon) does not consent to the distribution of his or her accounts in accordance with subsection 11.1.2 above when first eligible to do so, his or her accounts shall be distributed to him or her on his or her

Required Beginning Date as determined under Section 9.4. Notwithstanding the preceding, such Participant may notify the Employer at any time after his or her termination that he or she wants to receive the notice described in Section 11.3.1. If such Participant consents to the distribution of his or her accounts in the manner required under Section 11.3.2 within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

11.1.4.	Valuation.

A distribution under Sections 11.1.1, 11.1.2 or 11.1.3 shall be based on the value of the Participant’s accounts as of the Valuation Date as of which such distribution is being made.

11.2.	Determination Of Vested Portion.

A Participant’s Pre-Tax Matched Account, Pre-Tax Unmatched Account, After-Tax Matched Account, After-Tax Unmatched Account, Company Pre-Tax Matching Account, Company After-Tax Matching Account, Performance Contribution Account, Retirement Contribution Account, Transition Contribution Account and Rollover Account shall be 100% vested and nonforfeitable at all times.

11.3.	Notification Of Eligibility To Receive And Consent To Vested Benefits.

11.3.1.	Notice.

In the event that the account balances of a Participant to be distributed pursuant to Section 11.1 exceed $5,000 (excluding rollover contributions and earnings thereon), such Participant shall receive notification of:

(a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

(b) his right to defer receipt of benefits, including the consequences of failing to defer such receipt.

11.3.2.	Consent.

The Participant’s consent to the distribution of his or her accounts must be:

(a) made after the Participant receives the notice described in the preceding sentence; and

(b) made within 180 days before the Valuation Date as of which distribution to the Participant is to be made.

SECTION 12 - DISTRIBUTIONS AT DEATH

12.1.	Distributions Upon Death.

Upon the death of a Participant while in the employment of the Employer, the Participant’s accounts shall be distributed in a lump sum to his or her Spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4 . Upon the death of a Participant after termination of his or her employment with the Employer, the Participant’s remaining account balances shall be distributed in a lump sum to his or her Spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4 . Any distribution hereunder shall be based on the value of the Participant’s accounts as of the date such distribution is made.

12.2.	Distribution To Spouse.

Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving Spouse, if any, unless the surviving Spouse has consented in the manner required under Section 12.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

12.3.	Designation Of Beneficiary.

Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan in accordance with such procedures and processes as determined by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving Spouse or the Participant’s surviving Spouse has consented to the designation of a beneficiary in the manner required under Section 12.5, his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

12.4.	Beneficiary Not Designated.

In the event the Participant has no surviving Spouse and has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant’s executor or administrator.

12.5.	Spousal Consent To Designation Of Beneficiary.

The Spouse of a Participant may consent in writing to the designation of a beneficiary other than the Spouse or to a change in the designation of a beneficiary other than the Spouse. The Spouse’s consent must acknowledge the effect of such designation of an alternate beneficiary (or change in the alternate beneficiary) and must be witnessed by a notary public or Plan representative. Any such consent must be filed with the Plan Administrator in order to be effective.

No consent need be obtained in the event the Participant has no Spouse or the Participant’s Spouse cannot be located. In this event, the Participant must certify in accordance with such procedures and processes as determined by the Plan Administrator that he or she has no Spouse or that his or her Spouse cannot be located in order for his or her beneficiary designation to be effective.

SECTION 13 - LEAVES OF ABSENCE AND TRANSFERS

13.1.	Military Leave Of Absence.

So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such employee being discharged from the military service of the United States he or she applies for re-employment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

13.1.1.	Rights With Respect To Payroll Reduction Contributions.

Any Employee who is reemployed while entitled to veterans’ reemployment rights under USERRA and who has either (i) suspended his or her contributions during military service, or (ii) made less than the maximum amount of contributions permitted by this Section during his or her period of military service, shall be permitted to make the contributions described in Sections 4.1 and 4.2 to the Plan with respect to the period of his or her military service during the period which begins on the Employee’s date of reemployment with the Employer and ends upon the earlier of:

(a) the period equal to three times the Employee’s period of military service; and

(b) five years.

The maximum amount of contributions which the Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Employee would have received during the period of military service had the Employee worked for the Employer during such period. If the Compensation the Employee would have received during the period was not reasonably certain, the Employee’s average Compensation from the Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

If the Employer makes a contribution under Section 4.4 during a period when an Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Sections 4.1 and 4.2 for this period, the Employer shall make such matching contributions on behalf of the Employee as would have been made had the Employee’s contributions actually been made during the period of his or her military service.

13.1.2.	Performance Contributions, Retirement Contributions and Transition Contributions.

An Employee who is on a leave of absence on account of military service described in this Section which commenced during the Plan Year, but before the last day of the Employer’s fiscal year ending in such Plan Year, will share in the allocation of Performance Contributions under Section 4.5 for such Plan Year, but will not share in such allocations for any subsequent Plan Year ending before the Employee’s return from such military leave. If the Employee is reemployed while entitled to veterans’ reemployment rights under USERRA, the Employer shall make Performance Contributions under Section 4.5, Retirement Contributions under Section 4.10 and Transition Contributions under Section 4.11 on behalf of the Employee for each partial and full Plan Year in the Employee’s period of military service for which the Employee did not receive a contribution. Such contributions shall be equal to the amount of contributions which would have been made had the Employee continued to be employed by the Employer during such military service and shall be determined as though the Employee received Compensation equal to the amount the Employee would have received if he or she were not in military service. If the Compensation the Employee would have received but for such military service is not reasonably certain, the Employee’s average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation.

13.1.3.	Treatment Of Contributions.

Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(m), 410(b) or 416.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

13.1.4.	Death During Military Service

The surviving Spouse or other beneficiary of a Participant who dies while performing qualified military service, as defined in Section 414(u) of the Code, shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

13.2.	Maternity Or Paternity Absence.

In the case of any employee who is absent from work

(a) by reason of the pregnancy of the individual,

(b) by reason of the birth of a child of the individual,

(c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

the employee shall be credited with Days of Service following the date such absence begins until the first anniversary of such date solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an employee must furnish to the Employer information establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the employee was absent.

13.3.	Other Leaves Of Absence.

An employee on an Employer-approved leave of absence not described in Section 13.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

Notwithstanding any other provision of the Plan, a Participant who is on an Employer-approved leave of absence will share in the allocations of Employer contributions under Section 4.5 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant’s return from such leave of absence.

13.4.	Transfers.

In the event that:

(a) a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Employee; or

(b) a person is transferred from employment with a member of the Controlled Group in a status as a non-Employee to employment with the Employer under circumstances making such person an Employee; or

(c) a person was employed by a member of the Controlled Group in a status as a non-Employee, terminated his or her employment and was subsequently employed by the Employer as an Employee; or

(d) a Participant was employed by the Employer as an Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

then the following provisions of this Subsection shall apply:

(a) transfer to employment with a member of the Controlled Group as a non-Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

(b) employment with a member of the Controlled Group by a non-Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Company pursuant to Code Sections 414(b), (c) or (m);

(c) amounts earned from a member of the Controlled Group by a non-Employee shall not constitute Compensation hereunder;

(d) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;

(e) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.

Notwithstanding anything to the contrary in the Plan, a transfer from the status of an employee of the Employer to that of a leased employee (as defined in Section 414(n) of the Code, without regard to Section 414(n)(2)(B)) shall not be considered a termination of employment under the Plan. An individual who has such a transfer shall not have a termination of employment until he or she ceases to be an employee of the Employer and all members of the Controlled Group and is no longer a leased employee.

13.5.	Acquisition of Assets.

If on or after January 1, 2010 the Employer acquires the assets (through purchase, merger or otherwise) of any other entity and hires individuals who had been employed by such entity, the division or the subgroup in which such individuals are employed shall be excluded from the groups included in the definition of “Employee” unless the Employer communicates to such division or subgroup is entitled to benefits under the Plan.

SECTION 14 - TRUSTEE

The Company shall select a Trustee to hold and administer the assets of the Plan and shall enter into a trust agreement with such Trustee. The Company may change the Trustee from time to time subject to the terms of the trust agreement.

SECTION 15 - ADMINISTRATION

15.1.	Plan Administrator.

The Company shall be the Plan Administrator of the Plan within the meaning of ERISA and, except as otherwise specifically set forth herein, shall be solely responsible for and have sole control of the operation and administration of the Plan and the establishment of such procedures and processes as may be necessary for the efficient operation and administration of the Plan.

15.2.	Construction.

The Plan Administrator shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant’s eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

15.3.	Delegation By The Plan Administrator.

The Plan Administrator may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Plan Administrator may deem expedient or appropriate.

15.4.	Duties Of The Plan Administrator.

The Plan Administrator shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in writing in regard to:

(a) distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

(b) any other payments which the Trustee is not authorized to make without direction in writing by the Plan Administrator; and

(c) preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

15.5.	Records Of The Plan Administrator.

All acts and determinations of the Plan Administrator shall be duly recorded, and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of the Plan Administrator. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board.

15.6.	Committee.

The Board shall appoint a Committee of one (1) or more persons who shall serve without remuneration at the pleasure of the Board to select and monitor such funds as are made available from time to time under the Plan in accordance with Section 8.1, to review claims determinations in accordance with Sections 16.3 and 16.4 and to perform such other duties as may be delegated to it by the Plan Administrator. Upon death, resignation, removal or inability of a member of the Committee to continue, the Board shall appoint a successor. The Committee shall appoint its own Chairman from among the regular members of the Committee and shall also appoint a Secretary who may be, but need not be, a member of the Committee. The Chief Executive Officer of the Company may appoint persons as alternate members for designated regular members of the Committee for the sole and limited purpose of acting in place of such regular member at a Committee meeting called under Section 15.8 which such regular member is unable to attend. Alternate members shall serve without remuneration at the pleasure of the Chief Executive Officer. If, at any time, the Board has not appointed a Committee, or there is no Committee, then the Plan Administrator shall exercise all of the duties, responsibilities, powers and authorities given to the Committee.

15.7.	Decisions By The Committee.

A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by majority vote at a meeting of the Committee. The Secretary of the Committee shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. No member of the Committee shall make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board.

15.8.	Meetings Of The Committee.

The Committee shall hold meetings upon such notice, at such place or places and at such times as the Committee may determine. Meetings may be called by the Chairman or any member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

15.9.	Expenses.

Any reasonable expense of administration of the Plan and related trust including, without limitation, any cost incurred by the Employer or Plan Administrator, and all fees of the Trustee, investment managers or advisors, auditors, bookkeepers and counsel may be paid from the assets of such trust. However, the Employer may elect to pay such expenses in whole or in part, with or without reimbursement, from the Plan.

SECTION 16 - CLAIM PROCEDURE

16.1.	Claim.

A Participant, beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the Director of Benefits setting forth his or her claim. The request must be addressed to:

Director of Benefits

Patriot Coal Corporation 401(k) Retirement Plan

12312 Olive Boulevard

St. Louis, Missouri 63141

Notwithstanding anything in the Plan to the contrary, a claim must be filed within one year from the date such claim first accrues or the Claimant will be forever barred from pursuing such claim. A claim by a Claimant shall be deemed to have accrued on the earlier of (i) the date the Claimant’s benefits commence or (ii) the date the Claimant becomes aware, or should have become aware, that his or her position regarding his or her entitlement to benefits is different from the Plan’s or the Employer’s position regarding the Claimant’s entitlement to benefits.

16.2.	Claim Decision.

Upon receipt of a claim, the Director of Benefits shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than 90 days, and shall, in fact, deliver such reply within such period. However, the Director of Benefits may extend the reply period for an additional 90 days for reasonable cause. If the reply period will be extended, the Director of Benefits shall advise the Claimant in writing during the initial ninety-day period indicating the special circumstances requiring an extension and the date by which the Director of Benefits expects to render the benefit determination. If the claim is denied in whole or in part, the Director of Benefits will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a) the specific reason or reasons for the denial;

(b) the specific references to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

(d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(e) the time limits for requesting a review of the denial under Subsection 16.3 hereof and for the actual review of the denial under Subsection 16.4 hereof.

16.3.	Request For Review.

Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the Director of Benefits’ prior determination. Such request must be addressed to:

Committee

Patriot Coal Corporation 401(k) Retirement Plan

12312 Olive Boulevard

St. Louis, Missouri 63141

The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Director of Benefits in making its initial claims decision, (ii) was submitted, considered or generated in the course of the Director of Benefits making its initial claims decision, without regard to whether such instrument was actually relied upon by the Director of Benefits in making its decision or (iii) demonstrates compliance by the Director of Benefits with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Director of Benefits’ determination within such 60-day period, he or she shall be barred and estopped from challenging such determination.

16.4.	Review Of Decision.

Within a reasonable period of time, ordinarily not later than 60 days, after the Committee’s receipt of a request for review, it will review the Director of Benefits’ prior determination. If special circumstances require that the 60-day time period be extended, the Committee will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Committee extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information. The Committee has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Committee decides in its discretion that the Claimant is entitled to such benefits. The decision of the Committee shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review.

Such decision will be binding upon the Employer and the Claimant. If the Committee makes an adverse benefit determination on review, the Committee will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a) the specific reason or reasons for the denial;

(b) the specific references to pertinent Plan provisions on which the denial is based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making its decision, (ii) was submitted, considered or generated in the course of the Committee making its decision, without regard to whether such instrument was actually relied upon by the Committee in making its decision or (iii) demonstrates compliance by the Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

(d) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

16.5.	Disability Determinations.

Notwithstanding anything herein, if a Claimant is denied a benefit because he or she is determined not to be disabled under Section 10.2(b) and he or she makes a claim pursuant to such denial, the provisions of this 16.5 shall apply. Upon receipt of a claim, the reply period shall be forty-five (45) days. If, prior to the end of such 45-day period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered, the period for making the determination may be extended for up to thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of such 45-day period, of the circumstances requiring an extension and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension described in this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information. If information is requested, the period for making the benefit determination shall be tolled from the date on which notification of an extension is sent to the Claimant until the date on which the Claimant responds to the request for information.

Within one hundred eighty (180) days after receiving the written notice of an adverse disposition of the claim, the Claimant may request in writing, and shall be entitled to, a review of the benefit determination. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Plan shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual. The medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination will be identified to the Claimant. If the Claimant does not request a review within one hundred eighty (180) days after receiving written notice of the original’s disposition of the claim, the Claimant shall be deemed to have accepted the original written disposition.

A decision on review shall be rendered in writing by the Plan within a reasonable period of time, but ordinarily not later than forty-five (45) days after receipt of the Claimant’s request for review by the Plan, unless the Plan determines that special circumstances require an extension of time for processing the claim. If the Plan determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In the event the extension is due to a Claimant’s failure to submit information necessary to decide the claim, the Claimant shall be afforded forty-five (45) days within which to provide the specified information, and the period for making the benefit determination on review shall be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

In the case of an adverse benefit determination on review, in addition to the information described in this Section, the notice shall state: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

16.6.	Venue of Litigation.

In light of the Plan Administrator’s substantial contacts with the State of Missouri, the fact that the Plan Administrator resides in Missouri and the Company is headquartered in St. Louis, Missouri, and the Company’s establishment of, and the Plan Administrator’s maintenance of, this Plan in Missouri, any cause of action brought by a Claimant, Employee, Participant, former Employee, former Participant or any beneficiary of such an individual involving benefits under the Plan shall be filed and conducted exclusively in the federal courts in the Eastern District of Missouri.

SECTION 17 - AMENDMENT AND TERMINATION

17.1.	Amendment.

The Company shall have the right, by a resolution adopted by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant’s account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer; provided, however, that if a favorable determination letter shall not be received upon the initial submission to the Internal Revenue Service that the Plan as herein set forth or as amended meets the requirements of Sections 401(a), 401(k) and 501(a) of the Code, the Company may, at its option, amend the Plan in any manner which will result in a favorable determination letter being issued by the Internal Revenue Service or the Company may withdraw all contributions made by it and the Plan shall then terminate with the same effect as if it had never been adopted.

17.2.	Termination; Discontinuance Of Contributions.

The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants’ accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

SECTION 18 - MISCELLANEOUS

18.1.	Participants’ Rights.

Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

18.2.	Spendthrift Clause.

Except as provided in Section 5.1, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

Notwithstanding the above, a Participant’s benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

18.3.	Delegation Of Authority By Employer.

Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any Committee or officer duly authorized by the board of directors of the Employer. If no such Committee or officer has been so authorized, such act shall be done and performed by resolution of the Board of Directors of the Company.

18.4.	Distributions To Minors.

In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Plan Administrator shall direct that such distribution be made to the legal representative of such minor or other person.

18.5.	Construction Of Plan.

Except as provided in ERISA, this Plan shall be construed according to the laws of the State of Delaware, and all provisions of the Plan shall be administered according to the laws of such state.

18.6.	Gender, Number And Headings.

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

18.7.	Separability Of Provisions.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

18.8.	Diversion Of Assets.

No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.8, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

18.9.	Service Of Process.

The Plan Administrator shall constitute the Plan’s agent for service of process.

18.10.	Merger.

In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

18.11.	Benefit Limitation.

(a) Notwithstanding any other provision hereof, and except as provided in Section 13.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Company or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the lesser of:

(1) $49,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(2) 100% of the Participant’s compensation within the meaning of Section 415(c)(3) of the Code and Treasury Regulations Section 1.415-2(d)(11)(i), including the deferrals described in Code Section 415(c)(3)(D), for the Limitation Year; provided that such compensation limit shall not include any contribution for medical benefits after separation from service (within the meaning of Section 401(k) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b) For purposes of this Section, Limitation Year means the 12 month period commencing on January 1 and ending on December 31.

(c) For purposes of Section 18.11(a)(2), compensation within the meaning of Code Section 415(c)(3) means remuneration as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (e.g., amounts reported in Box 1 of Form W-2, plus amounts that would have been received and includible in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)), but not in excess of $230,000 (as adjusted in accordance with Section 401(a)(17)(B) of the Code) for any Limitation Year. Such remuneration shall not include any severance pay, paid after an Employee’s termination of employment. In addition, such amount shall not include other compensation paid after an individual’s termination of employment; provided that, to the extent that the following amounts are otherwise included in the definition of remuneration and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Limitation Year that includes the date of termination of employment, such amounts paid after an Employee’s termination of employment shall be deemed remuneration:

(1) regular pay, including compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments; and

(2) payment for unused accrued sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued, and payment received pursuant to a nonqualified, unfunded deferred compensation plan sponsored by the Employer, but only if the Employee would have received the payment at the same time if employment had continued and only to the extent the payment is includible in the Employee’s gross income.

The exclusions provided for in this Section 18.11(c) with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of:

(3) qualified military service under Code Section 414(u)(1), to the extent such payments do not exceed the compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer, including differential wage payments as defined in Section 3401(h)(2) of the Code; or

(4) permanent and total disability under Code Section 22(e)(3), provided either that:

(A) the individual was not a Highly Compensated Employee immediately before becoming disabled, or

(B) the individual was a Highly Compensated Employee immediately before becoming disabled, and the Employer provides continuation of compensation for a fixed or determinable period after termination of employment on behalf of all Participants who are totally and permanently disabled within the meaning of this Section 18.11(c)(4).

(d) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under Section 408(k)(6) of the Code) and reallocated forfeitures.

18.12.	Commencement Of Benefits.

(a) Except as otherwise provided in Section 9.1, 10.1.3 or 11.1.3, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

(1) the date on which the Participant attains age 62 (or, in the case of a Participant who was a participant in the Dodge Hill Mining Company, LLC 401(k) Plan on December 31, 2005, age 60); or

(2) the 10th anniversary of the date on which the Participant commenced participation in the Plan; or

(3) the Participant’s termination of employment with the Employer.

Notwithstanding the foregoing, if a Participant’s aggregate account balance exceeds $5,000 (excluding rollover contributions and earnings thereon), in no case shall distribution commence until the later of the date on which the Participant attains age 62 or his or her Normal Retirement Age unless the Participant elects an earlier distribution in the manner provided in Section 10.3 or 11.4.

(b) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

(c) If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after:

(1) the date the Plan Administrator sends by certified mail a notice concerning the benefits to such person at his or her last known address, or

(2) the Plan Administrator determines that there is no last known address.

If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person’s account balance, restoration shall be made by an Employer contribution to the Plan.

18.13.	Qualified Domestic Relations Order.

Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order (“QDRO”). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.

(a) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

(1) relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant,

(2) is made pursuant to a state domestic relations law, and

(3) creates or recognizes the existence of an Alternate Payee’s right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

An “Alternate Payee” includes any Spouse, former Spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

(b) To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

(1) Name and last known mailing address of the Participant.

(2) Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

(3) The amount or the percentage of the Participant’s benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

(4) The number of payments or period to which the Domestic Relations Order applies.

(5) Each plan to which the Domestic Relations Order applies.

(c) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

(1) Upon receiving notice that a potential Alternate Payee intends to obtain a QDRO with respect to a Participant’s benefits under the Plan (such as notice that the potential Alternate Payee is currently seeking a Domestic Relations Order), the Employer may, in its discretion, delay any payments of such Participant’s benefits for a reasonable period of time.

(2) Promptly upon receiving a Domestic Relations Order, the Employer will notify the affected Participant and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of the Plan’s procedures for determining its qualified status.

(3) Within a reasonable period after receipt of a Domestic Relations Order, the Employer will review the Domestic Relations Order to determine whether the order is a QDRO. After determining whether a Domestic Relations Order is a QDRO, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice shall state:

(A) whether the Domestic Relations Order has been determined to be a QDRO; and

(B) if the Domestic Relations Order is determined to be a QDRO, that the Employer will commence any payments currently due under the Plan or the QDRO to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

(4) If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be separately accounted for within the Plan. If within 18 months after the date the first payment would be required to be made under the Domestic Relations Order, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, such amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

(d) If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

18.14.	Written Explanation Of Rollover Treatment.

The Employer shall, when making an eligible rollover distribution, provide an explanation (or summary thereof) to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special five or ten-year averaging and capital gains tax treatment in the Code. Such explanation (or summary) will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

18.15.	Leased Employees.

Any person who is a leased employee of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan. In the case of a Leased Employee or an Employee, Years of Service shall be determined by taking into account any period for which the individual would have been a Leased Employee but for the fact that he or she had not performed services for a member of the Controlled Group on a substantially full-time basis for a period of at least one year. A transfer from the status of an employee of the Employer to that of a Leased Employee shall not be considered a termination of employment under the Plan. An individual who has such a transfer shall not have a termination of employment until he or she ceases to be an employee of the Employer and all members of its Controlled Group and is no longer a Leased Employee.

18.16.	Special Distribution Option.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

(a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or

(3) any hardship distribution.

(b) An Eligible Retirement Plan is

(1) an individual retirement account described in Section 408(a) of the Code,

(2) an individual retirement annuity described in Section 408(b) of the Code,

(3) an annuity plan described in Section 403(a) of the Code, or

(4) a qualified trust described in Section 401(a) of the Code,

(5) an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, or

(6) an annuity contract described in Section 403(b) of the Code, or

(7) to the extent permitted by applicable law, a Roth IRA described in Code Section 408A,

that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Distributee who is a nonspouse beneficiary, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

(c) A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse, the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, and the Employee’s or former Employee’s nonspouse beneficiary who is an individual (or, to the extent permitted in regulations issued under Section 402(c)(11)(B) of the Code, a trust) designated in accordance with Section 12.3 are Distributees with regard to the interest of the surviving Spouse, Spouse, former Spouse or nonspouse beneficiary.

(d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e) The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

18.17.	Waiver Of 30-Day Period.

A Participant who receives the notice (or summary) described in Section 10.3.1 or 11.3.1 will simultaneously receive the notice (or summary) described in Section 18.14 and will be given the opportunity to consider for at least 30 days after such notices (or summaries) are provided the decision of whether or not to elect a Direct Rollover (as described in Section 18.16) and whether or not to elect to defer receipt of his or her vested benefit. A Participant may waive such opportunity to consider such elections for at least 30 days by making an election before the 30 day time period has elapsed. Notwithstanding any provision herein to the contrary, the Employer may distribute a Participant’s vested benefit pursuant to his or her distribution election forms at any time following such Participant’s waiver of the opportunity to consider such elections for at least 30 days.

18.18.	Construction Of Plan.

Except as provided in ERISA, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

18.19.	General Fiduciary Standard of Conduct.

Each fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan.

18.20.	Effect of a Mistake.

In the event of a mistake or misstatement as to the eligibility or participation or compensation of any Participant, or the amount of contributions allocated to or made on behalf of a Participant, or payments made or to be made to a Participant or beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts or payments as will in its sole judgment entitle the Participant or beneficiary to the proper amount of payment under the Plan. Correction of a mistake described herein may include the Employer making a qualified nonelective contribution (QNEC) to the Plan or any other acceptable and reasonable method of correction permitted under a retirement plan correction program such as the Employee Plans Compliance Resolution System.

SECTION 19 - TOP-HEAVY DEFINITIONS

19.1.	Accrued Benefits.

“Accrued Benefits” means “the present value of accrued benefits” as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 19 and 20 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code. The present values of Accrued Benefits and the amounts in accounts of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “five year period” for “one year period.”

19.2.	Beneficiaries.

“Beneficiaries” means the person or persons to whom the share of a deceased Participant’s accounts are payable.

19.3.	Determination Date.

“Determination Date” means for a Plan Year the last day of the preceding Plan Year.

19.4.	Former Key Employee.

“Former Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.

19.5.	Key Employee.

“Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a “key employee” as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

19.6.	Non-Key Employee.

“Non-Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.

19.7.	Permissive Aggregation Group.

“Permissive Aggregation Group” means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

19.8.	Required Aggregation Group.

“Required Aggregation Group” means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

19.9.	Top-Heavy Compensation.

“Top-Heavy Compensation” means compensation within the meaning of Section 415(c)(3) of the Code. For purposes of this Section 19.9, compensation within the meaning of Section 415(c)(3) shall mean remuneration as defined in Section 18.11(c).

19.10.	Top-Heavy Group.

“Top-Heavy Group” means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

SECTION 20 - TOP-HEAVY RULES

20.1.	Special Top-Heavy Rules.

If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following new Section 7.3 is added to apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year:

7.3	Minimum Allocation if Plan is part of Top-Heavy Group.

Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee’s Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of Section 19.10; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section. In addition, matching contributions made on behalf of Non-Key Employees may be taken into account in determining the minimum allocation provided under this Section.

IN WITNESS WHEREOF, the Company has caused this amendment and Plan restatement to be executed by one of its duly authorized officers this 18th day of November, 2010.

PATRIOT COAL CORPORATION

By	/s/ Phillip A. Brandt

EXHIBIT A

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